As filed with the Securities and Exchange Commission on May 19, 2000
                                                    Registration No. 333-82473

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            POST EFFECTIVE AMENDMENT

                                       TO

                      FORM S-8, REGISTRATION NO. 333-82473

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EVOLVING SYSTEMS, INC.

             (Exact Name of Registrant as Specified in its Charter)



                    Delaware                           84-1010843
            (State of Incorporation)        (I.R.S. Employer Identification No.)



                             9777 Mt. Pyramid Court
                            Englewood, Colorado 80112
                    (Address of Principal Executive Offices)

                     Amended and Restated Stock Option Plan
                          Employee Stock Purchase Plan
                            (Full Title of the Plans)

                              George A. Hallenbeck
                           Chief Executive Officer and
                              Chairman of the Board
                             Evolving Systems, Inc.
                             9777 Mt. Pyramid Court
                            Englewood, Colorado 80112
                                 (303) 802-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                Nick Nimmo, Esq.
                            Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                                Denver, CO 80203
                                 (303) 861-7000


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                         CALCULATION OF REGISTRATION FEE


Title of            Amount        Proposed Maximum  Proposed Maxi-  Amount of
Securities to be    to be         Offering Price    mum Aggregate   Registration
Registered          Registered    Per Share         Offering Price  Fee
------------------  ------------  ----------------  --------------  ------------
Common Stock,       1,500,000(1)    $5.625           $9,000,000      $2,376
$.001 Par Value       100,000(2)
================    ============  ================  ==============  ============



(1) Increase in authorized number of shares underlying the Amended and Restated Stock Option Plan.

(2) Increase in authorized number of shares underlying the Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on May 15, 2000, as reported on The Nasdaq Stock Market (National Market).

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                                    AMENDMENT

The contents of the earlier Registration Statement on Form S-8, Registration No. 333-82473, are hereby incorporated by reference.

 .

                                    EXHIBITS

        Exhibit
        Number          Description

        10.1 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973).

        10.2        Employee Stock Purchase Plan (incorporated by reference to
                    Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

        26.1        Consent of PricewaterhouseCoopers LLP. (filed herewith)

        26.2        Consent of Holme Roberts & Owen LLP (filed herewith).

        27          Power of Attorney (included on page 4).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of May, 2000.

                                        EVOLVING SYSTEMS, INC.

                                        By:/s/ George A. Hallenbeck
                                           George A. Hallenbeck
                                           Chief Executive Officer and
                                           Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of EVOLVING SYSTEMS, INC. hereby constitute and appoint George A. Hallenbeck and Anita T. Moseley, and each of them, as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                             Date

/s/ George A. Hallenbeck     President,Chief Executive              May 17, 2000
------------------------     Officer and Chairman of
George A. Hallenbeck         the Board (Principal
                             Executive Officer)


/s/ David R. Johnson         Senior Vice President of Finance,      May 16, 2000
-----------------------      Chief of Finance, Chief Financial
David R. Johnson             Officer and Treasurer (Principal
                             Financial and Accounting Officer)


/s/ Donald R. Dixon          Director                               May 17, 2000
-----------------------
Donald R. Dixon

/s/ Harry B. Fair            Director                               May 16, 2000
-----------------------
Harry B. Fair

/s/ Robert J. Loarie         Director                               May 17, 2000
-----------------------
Robert J. Loarie

/s/ David J. Molny           Director                               May 17, 2000
-----------------------
David J. Molny

/s/ James M. Ross            Director                               May 16, 2000
-----------------------
James M. Ross